Exhibit 10.4

                                                               EXECUTION VERSION

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT is made as of the 14th day of October, 2005, by and among FinSirton S.p.A., a joint stock company (societa per azioni) incorporated and organized under the laws of the Republic of Italy ("FinSirton"), and Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. (together the "Lead Investor") and those other purchasers listed on the signature page hereto (the "Other Investors", and, together with the Lead Investor, the "Investors") who have purchased securities of Gentium S.p.A., a joint stock company (societa per azioni) incorporated and organized under the laws of the Republic of Italy ("Gentium") pursuant to that certain Securities Subscription Agreement dated as of the date hereof by and among Gentium and the Investors (the "SSA"). Together, FinSirton and the Investors are referred to as the "Parties" and FinSirton and each individual Investor as a "Party."

                                    RECITALS

     WHEREAS, FinSirton is the largest single shareholder of Gentium and owns Forty-six and One-half Percent (46.5%) of Gentium's issued and outstanding ordinary shares;

     WHEREAS, Gentium is entering into the SSA with the Investors relating a private placement of American Depositary Shares ("ADSs") representing Gentium's ordinary shares (the "PIPE");

     WHEREAS, the Parties have agreed to take certain actions necessary to effectuate the transactions envisioned by the SSA, including voting all of the ordinary shares they own or giving instructions with respect to all the ADSs they own to vote the underlying ordinary shares, as the case may be, in favor of waiving any statutory preemptive rights that would attach to the warrants and the ordinary shares underlying the warrants that will be sold pursuant to the SSA; and

     WHEREAS, at the Lead Investor's request, in order to induce Investors to enter into the transactions contemplated by the SSA, FinSirton has agreed to nominate an individual designated in writing by the Lead Investor, delivered to Gentium and to FinSirton (the "Lead Investor Designee"), for election by the shareholders at the next general meeting of the shareholders convened for the purpose, among others, of electing directors, as a member of the Board of Directors of Gentium, and FinSirton has agreed to vote the ordinary shares of Gentium that FinSirton owns in favor of such designee.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FinSirton and the Investors agree as follows:

     1. Representations and Warranties of the Parties. Each Party hereby represents and warrants to each other Party that the following representations are true and complete as of the date of the Closing (as such term is defined in the SSA), except as otherwise indicated.

     1.1. Each Party has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all action required to be taken by it in order to authorize such Party to enter into this Agreement, and to perform all of such Party's obligations under this Agreement.

     1.2. This Agreement, when executed and delivered by a Party, shall constitute valid and legally binding obligations of such Party, enforceable against such Party in accordance with its terms, except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     1.3. Each Party represents and warrants that no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the consummation of the actions contemplated by this Agreement; and as applicable, each Party represents and warrants that the execution, delivery and performance of the this Agreement will not result in a violation of any of its organizational documents or bylaws.

     2. Approval of the Warrants and Warrant Shares and Waiver of Preemptive Rights.

     Each Party hereby agrees to vote the respective ordinary shares of Gentium that such Party owns, or to give instructions in accordance with the terms of the Deposit Agreement under which the ADSs are issued with respect to the ADSs that such Party owns to vote the underlying ordinary shares of Gentium, as the case may be, in favor of issuing warrants and the ordinary shares issuable upon the conversion of such warrants, in such number as contemplated in the SSA, free of any and all preemptive or preferential rights with respect to such issuances of securities, whether under Italian law or Gentium's articles of association or other organizational documents.

     3. Board Enlargement.

     Each Party hereby agrees to vote the respective ordinary shares of Gentium that such Party owns, or to give instructions in accordance with the terms of the Deposit Agreement under which the ADSs are issued with respect to the ADSs that such Party owns to vote the underlying ordinary shares of Gentium, as the case may be, in favor of amending Article 19 of Gentium's Bylaws to increase the authorized number of directors on Gentium's Board of Directors to nine (9), or such other number as specified by Gentium on the agenda for the next extraordinary meeting of shareholders convened for such purpose, among others, which will create a vacancy on Gentium's Board of Directors that may be filled by the Lead Investor Designee.

     4. Proxy.

     In order to effectuate their obligations under Sections 2 and 3 hereunder, each Investor that directly holds ordinary shares of Gentium agrees to execute a Proxy, in both English and Italian, in the form of Exhibit A attached hereto, in favor of Mr. Antonio Frigerio and hereby agrees not to revoke such Proxy prior to the termination of this Agreement pursuant to Section 7.6.

     5. FinSirton Agreements.

     5.1. Nomination. FinSirton agrees to nominate the Lead Investor Designee for election by the shareholders to Gentium's Board of Directors at the next general meeting of the shareholders convened for the purpose, among others, of electing directors.

     5.2. Voting for Lead Investor Designee as Director.

     (a) FinSirton hereby agrees to vote the ordinary shares of Gentium it owns in favor of the Lead Investor Designee as a member of Gentium's Board of Directors.

     (b) In the absence of any designation from the Lead Investor as specified above, if there is a director who was previously designated by the Lead Investor as specified above who is still in office, then FinSirton shall vote its ordinary shares in favor of such director previously designated by the Lead Investor and then serving.

     (c) FinSirton shall not vote its ordinary shares to remove any Lead Investor Designee who is a member of the Board of Directors unless the Lead Investor requests in writing for FinSirton to so vote, and, if the Lead Investor so requests, then FinSirton shall so vote.

     (d) For any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 5.2, FinSirton shall vote its ordinary shares in favor of another person designated by the Lead Investor and who is qualified to serve on Gentium's audit committee, so as to preserve the constituency of the Board as provided above.

     (e) This Section 5.2 shall terminate and be of no further effectiveness upon that date on which the Lead Investor no longer owns at least Five Percent (5%) of the ordinary shares of Gentium (including ADSs representing such ordinary shares).

     6. Conditions.

     No Party shall any obligations under Sections 2 through 5 hereof until the Closing Date, as such term is defined in the SSA.

     7. Miscellaneous.

     7.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

     7.2. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. In the event that a judicial proceeding is necessary, the exclusive forums for resolving disputes arising out of or relating to this Agreement are either the Supreme Court of the State of New York in and for the County of New York or the federal courts for such State and County, and all related appellate courts, the parties hereby irrevocably consent to the jurisdiction of such courts and agree to said venue.

     7.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.5. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of FinSirton and the Lead Investor; provided, however, that no Party may have its obligations increased hereunder without such Party's written consent thereto.

     7.6. Termination. This Agreement will terminate upon termination of the SSA in accordance with Section 5.1 thereof.

     7.7. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

                             FINSIRTON:

                             FINSIRTON S.P.A.



                             By:
                                 ----------------------------------------
                                 Name: Laura Ferro
                                 Title:   President and Chief Executive Officer

                             LEAD INVESTOR:



                             BIOMEDICAL OFFSHORE VALUE FUND, LTD



                             By:
                                 ----------------------------------------
                                            (signature)
                                 Name (print):______________________________
                                 Title: ____________________________________



                             BIOMEDICAL VALUE FUND, L.P.



                             By:
                                 ----------------------------------------
                                            (signature)
                                 Name (print):______________________________
                                 Title: ____________________________________

                             OTHER INVESTORS:

                             Name of Investor: _________________________________

                             By:
                                 ----------------------------------------
                                            (signature)
                                 Name (print):______________________________
                                 Title: ____________________________________
                                 Email Address of Purchaser:________________

                                                                       EXHIBIT A

                                  Form of Proxy

                            SPECIAL POWER OF ATTORNEY


The undersigned _________________, born in ____________________________, on
__________ and resident in _____________________________, in his quality as
_____________, legal representative of ______________, with registered office in
__________________________, shareholder of company Gentium S.p.A. with registered office in Piazza XX Settembre n. 2, 22079 Villa Guardia, Como, Italy, with the present power of attorney

                               GRANTS AUTHORITY TO

Sig. Antonio Frigerio, born in Varese, Lombardy, Italy on September 27, 1979, resident in Varese, Lombardy, Italy,

to intervene, in the name and on behalf of the delegating party, at the Ordinary and Extraordinary shareholders Meeting of the Company Gentium on November 29, 2005 at 11.30 a.m ,in first call and on December 1, 2005 at 11.00 a.m. in second call which will take place in Como (Italy) Via Pessina n. 3, at the offices of the Notary Public Dr. Massimo Caspani, and - for the Extraordinary meeting - before the Notary Public Dr. Massimo Caspani and to carry out within the same meetings, in the name and on behalf of the delegating party all further acts necessary for the resolution by the Company's Ordinary and Extraordinary shareholders' Meeting of the decisions on the agenda of the meeting, and in particular on the following:

Extraordinary meeting:
1) Issuance of warrants, approval of the relevant regulations and resolution to increase the capital stock for the exercise of the warrants 2) Amendment of art. 19 of the By-laws

Ordinary meeting:
1) Determination of the number of the Board Members 2) Appointment of Board Member/s



______________, __________2005 (date)

_______________________________(signature)
                                PROCURA SPECIALE


Il sottoscritto ______________, nato a _____________________________, il
_____________ e residente a _____________________________, nella sua qualita di
_____________, legale rappresentante di _______________ con sede in
_____________________________, socio della societa Gentium S.p.A., con sede in Piazza XX Settembre n. 2, 22079 Villa Guardia, Como, Italy, con la presente procura

                                     DELEGA

Sig. Antonio Frigerio, nato a Varese, Lombardy, Italy il 27 Septembre 1979, residente in Varese, Lombardy, Italy,

ad intervenire, in nome e per conto del delegante, alla Assemblea Ordinaria e Straordinaria del 29 novembre 2005, alle ore 11.30 in prima convocazione e 1 dicembre 2005 ore 11.00 in seconda convocazione della societa Gentium S.p.A., che avra luogo presso lo Studio del Notaio Dott. Massimo Caspani in Como (Italia) Via Pessina n. 3 e, per la parte straordinaria, innanzi al Notaio Dott. Massimo Caspani ed a compiere nel corso della medesima assemblea, in nome e per conto del delegante, tutti gli atti necessari all'assunzione da parte dell'Assemblea Ordinaria e Straordinaria della Societa delle delibere all'ordine del giorno di cui alla relativa convocazione, ed in particolare per quanto segue:

Parte straordinaria:
1) Emissione di warrant, approvazione del relativo regolamento e deliberazione di aumento del capitale sociale a servizio dell'esercizio dei warrant
2)  proposta di modifica dell'art. 19 dello Statuto Sociale

Parte ordinaria
1) Determinazione del numero dei componenti del Consiglio di Amministrazione
2) Nomina nuovo/i Consigliere/i di Amministrazione

_________________, li ______ 2005 (date)

_________________________ (firma)